                                                                   EXHIBIT 10.10

                AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT
                ------------------------------------------------

       THIS AMENDMENT dated as of March 1, 1993, to the Note and Warrant Purchase Agreement, dated December 21, 1990 (the "Agreement") between Information Management Associates, Inc., a Connecticut Corporation (the "Company") and Wand/IMA Investments, L.P., a Delaware limited partnership ("Wand/IMA").

       WHEREAS, the Agreement was previously amended pursuant to the terms of the Exchange and Note Modification Agreement and Amendment to Note and Warrant Purchase Agreement dated as of October 29 1991; and

       WHEREAS, the Company and Wand/IMA desire to further amend the Agreement as set forth herein.

       NOW THEREFORE, in consideration of the premises and in order to permit the Company to conduct its business as currently conducted, the Company and Wand/IMA hereby agree as follows:

       1. Section 9.8 of the Agreement is hereby amended by deleting the last sentence thereof in its entirety and substituting the following therefor:

       "This Section 9.8 shall not prohibit (a) any transaction between the Company and one or more of its wholly-owned subsidiaries or between two or more such subsidiaries, (b) the payment of bonuses to officers in accordance with the terms of the Bonus Plan, (c) the payment of other compensation (including, without limitation, amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any Subsidiary, so long as the Board of Directors of the Company in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair compensation therefor, (d) lease payments pursuant to the Affiliated Lease, (e) the repayment of the demand note of the Company payable to Albert R. Subbloie in the principal amount of $46,000 and (f) the non-interest bearing short-term advances between certain stockholders and the Company included as other assets in the Financial Statements of the Company as of

           December 31, 1992, and 1991, a copy of which has previously been delivered to Wand/IMA, as set forth in Note 8 thereto."

           2. Section 9.9 of the Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:


                "9.9 Minimum Consolidated Tangible Net Worth. The Company will
                     ---------------------------------------
                not at any time permit Consolidated Tangible Net Worth to be less than $800,000."

           3. Section 9.10 of the Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                "9.10 Limitation on Indebtedness. The Company will not, and will
                      --------------------------
                not permit any Subsidiary to, create, incur, assume or guarantee or in any other manner become directly or indirectly liable for the payment of, any Indebtedness other than the Permitted Indebtedness, unless at the time of such event and after giving effect thereto the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries, including all Permitted Indebtedness other than the Notes, does not exceed 80% of the Company's Net Amount of Accounts (the "Borrowing Base") as set forth in the most recent statement of Net Amount of Accounts delivered pursuant to Section 8.1(d)."

           4. Section 15.1 of the Agreement is hereby amended by deleting the definition of "Consolidated Tangible Net Worth" in its entirety and substituting the following therefor:

                "Consolidated Tangible Net Worth. With respect to any Person
                 -------------------------------
           means, as of any date, (1) the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) at which the Adjusted Tangible Assets of the Company and all Subsidiaries would be shown on a consolidated balance sheet at such date, but excluding any amount on account of write-ups of assets after May 1, 1989, minus (2) the amount at which the liabilities, (other than the Notes, deferred taxes, capital stock and surplus) would be shown on such balance sheet and including as liabilities all reserves for contingencies and other potential liabilities. For purposes of this definition, "Adjusted Tangible Assets" means all assets except (1) net capitalized software; (2) Intellectual Property Rights,

                                      -2-
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           franchises, goodwill and other similar intangibles, and (3) accounts, notes and other receivables due from Affiliates."

           5. Section 15.1 of the Agreement is hereby amended by deleting the definition of Permitted Indebtedness in its entirety and substituting the following therefor:

           "Permitted Indebtedness. (a) Indebtedness of the Company under this
            ----------------------
           Agreement and the Notes; (b) Indebtedness of the Company in a principal amount not to exceed $150,000 (the "Basket Amount"); provided, however, that during any period when the Company maintains
           --------  -------
           Consolidated Tangible Net Worth of at least $1,650,000 the Basket Amount shall be $300,000, (c) Indebtedness of the Company and its Subsidiaries with respect to the endorsement of negotiable instruments in the ordinary course of business; (d) the obligations of the Company under the Affiliated Lease and the guarantee by the Company of the indebtedness of the Partnership to People's Bank under a Promissory Note dated December 18, 1992, in the principal amount of $1,150,000 (the "Loan Note"), as set forth in a Guaranty Agreement, dated December 18, 1992, from the Company to the Bank (the "Bank Guarantee"), and under any extension, renewal, modification or refinancing of the loan evidenced by the Loan Note, provided that the principal amount outstanding at the time of any such extension, renewal modification or refinancing is not increased; (e) obligations of the Company under Capital Leases for equipment in an aggregate amount not to exceed $500,000; (f) Intercompany Debt Obligations provided, however, that the obligation of each obligor of such
           --------  -------
           Indebtedness shall be subordinated in right of payment from and after such time as the Notes shall be come due and payable (whether at stated maturity, by acceleration or otherwise) to the payment and performance of such obligor's obligation under this Agreement and the Notes and the Board of Directors of such obligor shall have adopted resolutions giving effect to the requirements of this proviso and such resolutions shall be in full force and effect; and (g) Senior Indebtedness owed by the Company to People's Bank in an aggregate principal amount not exceeding $1,000,000 and all extensions, renewals, refinancings or modifications thereof, provided that the aggregate principal amount thereof does not exceed $2,000,000."

           6. Section 15.1 of the Agreement is hereby amended by deleting the definition of "Affiliated Lease" in its entirety and substituting the following therefor:

             "Affiliated Lease.  The lease, dated December 18, 1992, between the
              ----------------
             Partnership and the Company."

             7. Section 15.1 of the Agreement is hereby amended by deleting the definition of "Change in Control" and substituting the following therefor:

             "Change in Control: Any transaction, the result of which is that
              -----------------
             Mr. Gary R. Martino, Mr. Andrei Poludnewycz and Mr. Albert R. Subbloie, Jr., as a group, shall directly or indirectly, own less than 38% of the common equity of the Company on a fully-diluted basis. Change in Control shall not include (a) any Minimum Public Offering, (b) so long as Messrs. Martino, Poludnewycz and Subbloie, as a group, continue to Control at least 38% of the common equity of the Company on a fully-diluted basis, the creation of any will or trust for the sole benefit of the spouses and lineal descendants of such persons, or (c) the transfer of common equity through testamentary disposition or the laws of intestate succession as a result of the death of the first to die of Messrs. Martino, Poludnewycz or Subbloie."

             8. Except as previously amended and except as amended by the provisions contained herein, the Agreement shall remain in full force and effect.

             9. This Amendment may be executed in any number of counterparts each of which shall be an original, but all of which together shall constitute one instrument.

             IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                          INFORMATION MANAGEMENT
                                             ASSOCIATES, INC.


                                         By /s/ Albert R. Subbloie, Jr.
                                           ---------------------------------
                                           Albert R. Subbloie, Jr.
                                           President

                                         WAND/IMA INVESTMENTS, L.P.
                                         by WAND PARTNERS INC., AS
                                         GENERAL PARTNER

                                         By /s/ David J. Callard
                                           ---------------------------------
                                           David J. Callard
                                           President


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